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Exhibit 4.1

                 GLOBAL BEVERAGE SOLUTIONS, INC. 2008 STOCK PLAN

1.       PURPOSE; DEFINITIONS

         The purpose of the Plan is to support the Company's ongoing efforts to attract and retain persons of exceptional talent to serve the Company and to enable the Company to provide equity incentives to the Company's key employees, officers, directors, contractors, and other service providers.

         For purposes of the Plan, the following terms are defined as set forth below:

       (a) "Award" means any Stock, Stock Option or Restricted Stock award granted to a key employee, officer, contractor, or other service provider pursuant to this Plan.

       (b) "Board" means the Board of Directors of the Company.

       (c) "Change in Control" has the meaning given in Section 6.

       (d) "Committee" means the Board of Directors, or a subcommittee thereof, any successor thereto, or such other committee or subcommittee as may be designated by the Board to administer the Plan.

       (e) "Company" means Global Beverage Solutions, Inc. or any subsidiary or affiliate thereof that is designated by the Committee as participating in the Plan, or any successor thereto.

       (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

       (g) "Fair Market Value" means, on any date, the value of a share of Stock as determined by the Committee, using a valuation methodology established by the Committee that is consistent with Internal Revenue Code of 1986 Section 409A. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the last trading day prior to the date of the Award (i) in the over-the-counter market, if the Stock is not then listed and traded on a national securities exchange, or
(ii) on the national securities exchange on which the Stock is then listed and traded.

       (h) "Incentive Stock Option" means any Stock Option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

       (i) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

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       (j) "Plan" means the Global Beverage Solutions, Inc. 2008 Stock Plan, as
set forth herein and as it may be amended from time to time.

       (k) "Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

       (l) "Restricted Stock" means an Award of shares of Stock pursuant to
Section 5(b).

       (m) "Spread Value" means, with respect to a share of Stock subject to a Stock Option, an amount equal to the excess, if any, of the Fair Market Value on the date such value is determined, over the Award's exercise price.

       (n) "Stock" means the common stock, par value $0.001 per share, of the Company.

       (o) "Stock Option" means an option granted pursuant to Section 5.

2.     ADMINISTRATION

       The Plan is administered by the Committee, which will have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee will have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the jurisdictions in which the Company, or any subsidiary or affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such jurisdictions and to meet the objectives of the Plan.

       Subject to the terms of the Plan, the Committee will have the authority to determine those individuals eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any performance goals applicable to such Awards, provided that the Board may elect, prior to the date such determinations are made, to make such determinations subject to ratification by the Board.

       The Committee may delegate its authority and power under the Plan in whole or in part to one or more officers of the Company, subject to guidelines prescribed by the Committee and approved by the Board, with respect to participants who would not be subject to Section 16 of the Exchange Act if the Stock were registered under Section 12(b) or 12(g) of the Exchange Act.

       Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award will be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee, or any appropriately designated officer pursuant to the provisions of the Plan, will be final and binding on all persons, including the Company and Plan participants, provided that the Board may elect, prior to the date such determinations or decisions are made, to make such determinations or decisions subject to ratification by the Board.


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3.     ELIGIBILITY

       Key employees, officers, and directors of the Company and contractors and other persons or entities that provide services to the Company, as designated by the Committee, are eligible to be granted Awards under the Plan.

4.     STOCK SUBJECT TO PLAN

       The number of shares of Stock reserved and available for distribution pursuant to the Plan will be determined by the Committee, but shall not exceed 40,000,000 shares. Any or all of the authorized shares may be issued pursuant to the exercise of Stock Options awarded under the Plan. If any Award is exercised, is cashed out, terminates, expires, or is forfeited without a payment being made to the participant in the form of unrestricted Stock, the shares subject to such Award, if any, will again be available for distribution in connection with Awards under the Plan. Any shares of Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award will thereafter be available for distribution in connection with Awards under the Plan.

       In the event of any merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other change in corporate structure affecting the Stock after adoption of the Plan by the Board, the Committee will make appropriate substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards and in the number of shares reserved and available for distribution pursuant to the Plan, provided, however, that any such substitutions or adjustments will be consistent with the treatment of shares of Stock not subject to the Plan.

5.     AWARDS

       (a) Stock. The Committee may grant vested Stock Awards at such times and in such amounts as the Committee may designate.

       (b) Restricted Stock. The Committee may grant Restricted Stock Awards under the Plan. Shares of Restricted Stock are shares of Stock that are awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon certain conditions. A Restricted Stock Award shall be set forth in an Award agreement that contains the terms and conditions of the Award as determined in the discretion of the Committee, including, but not limited to, provisions regarding vesting, forfeiture, termination of employment, Change in Control, noncompetition, nonsolicitation, and put and/or call rights. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in this subsection (b) and in the applicable Award agreement, a participant will have all the rights of a holder of Stock, including the rights to receive dividends and to vote during the Restricted Period. Any dividends with respect to Restricted Stock that are payable in stock will be paid in the form of Restricted Stock.


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       (c) Stock Options. The Committee may grant Stock Options under the Plan.
A Stock Option represents the right to purchase a share of Stock at a predetermined exercise price. The exercise price of a Stock Option may not be less than 100% of the Fair Market Value on the date of grant. A Stock Option Award shall be set forth in an Award agreement that contains the terms and conditions of the Award as determined in the discretion of the Committee, including, but not limited to, provisions regarding exercisability, vesting, expiration, forfeiture, termination of employment, Change in Control, noncompetition, nonsolicitation, and put and/or call rights. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. Stock Options may not be sold, assigned, transferred, pledged or otherwise encumbered. An option holder will not have any rights of a holder of Stock solely by virtue of holding a Stock Option. The term of each Stock Option will be set forth in the Award agreement, but no Incentive Stock Option may be exercisable more than ten years after the grant date and must have an exercise price at least equal to Fair Market Value on the date of grant.

       Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. This notice must be accompanied by payment in full of the exercise price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). If permitted by the Committee, payment in full or in part may also be made in the form of Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised.

6.     CHANGE IN CONTROL

       A "Change in Control" shall be deemed to have occurred if:

       (a) Any person or group of persons acting together ("Group") becomes the beneficial owner, directly or indirectly, of the Company's Stock representing 50 percent or more of the combined voting power of the Company's then outstanding Stock (other than any Company pension or benefits plan or any Person owning at least five percent of the Stock of the Company as of the effective date of this
Plan);

       (b) There occurs a sale, exchange, transfer, or other disposition in one or in a series of related transactions of all or substantially all of the assets of the Company to another entity, person, or Group, except to an entity controlled directly or indirectly by the Company, to any Company employee pension or benefit plan, or to any person directly or indirectly owning at least five percent of the Stock of the Company as of the effective date of this Plan;

       (c) There occurs a merger, consolidation, or other reorganization of the Company, unless:

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              (i) The stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 51 percent of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization (the "Surviving Business Entity") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; or

              (ii) The individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 51 percent of the members of the board of directors of the Surviving Business Entity; or

       (d) A plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted.

7.     PLAN AMENDMENT AND TERMINATION

       The Board may amend or terminate the Plan or an Award agreement at any time, provided that no Plan amendment will be made without stockholder approval if such approval is required under applicable law. Except as set forth in any Award agreement, no amendment or termination of the Plan or an Award agreement may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

8.     TRANSFERABILITY

       Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards will not be transferable or assignable other than by will or the laws of descent and distribution, and will be exercisable during the lifetime of the recipient only by the recipient.

9.     GENERAL PROVISIONS

       (a) The Committee may require each recipient acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Stock in compliance with applicable Federal and state securities laws. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

       All certificates for shares of Common Stock or other securities delivered under the Plan will be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any national securities exchange upon which the Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.


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       (b) Nothing contained in this Plan will prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees, contractors, or other service providers.

       (c) The adoption of the Plan will not confer upon any employee, contractor or other service provider any right to continued employment or engagement by the Company nor will it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment or engagement of any employee, contractor, or other service provider at any time.

       (d) No later than the date as of which an amount first becomes includible in the gross income of the Award recipient for Federal income tax purposes with respect to any Award under the Plan, the Award recipient will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If permitted by the Committee, withholding obligations arising from an Award may be settled with Stock, including Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Stock.

       (e) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

       (f) The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the United States and the State of Florida.

       (g) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability will not affect the remaining parts of the Plan, and the Plan will be enforced and construed as if such provision had not been included.

       (h) Any reference in the Plan to a provision of the Exchange Act or other law may be interpreted by the Committee, in its discretion, to encompass any successor provision of the law.

       (i) The Committee will have full power and authority to interpret, in its sole discretion, the provisions of the Plan and any Award agreements, including the ability to resolve any ambiguities, inconsistencies or omissions, and to determine any and all questions arising under the Plan or such Award agreements. All such interpretations, determinations and decisions of the Committee will be final, conclusive and binding on all persons having an interest under the Plan.

       (j) The Plan is effective upon the later of its adoption by the Board or, if stockholder approval is required under applicable law, upon stockholder approval of the Plan.


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